EXHIBIT 99.1

P R E S S R E L E A S E Agile Software Corporation One Almaden Boulevard San Jose, CA 95113-2253 Voice: (408) 975-3900 Fax: (408) 271-4862

Investor Contact:	Media Contact:
Rick Browne	Terri Pruett
Agile Software	Agile Software
Vice President, Finance	Director of Corporate Communications
Rick.Browne@agile.com	Terri.Pruett@agile.com
408-975-3984	408-975-7840

Agile Reports Fourth Quarter Results for Fiscal 2003

Quarterly Revenues Up 26% over Prior Year

San Jose, Calif., May 28, 2003—Agile Software Corporation (Nasdaq: AGIL) today announced results for the fourth quarter of fiscal 2003, which ended April 30, 2003. Total revenues for the quarter were $19.1 million, compared to $15.2 million for the fourth quarter of fiscal 2002. License revenues for the fourth quarter of fiscal 2003 were $8.9 million, compared to $6.2 million for the fourth quarter of fiscal 2002.

Net loss for the fourth quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was $3.0 million or ($0.06) per share, compared to $18.7 million, or ($0.39) per share, for the fourth quarter of fiscal 2002.

Non-GAAP net loss, for the fourth quarter of fiscal 2003 was $2.3 million, or ($0.05) per share, compared to a non-GAAP net loss of $11.6 million, or ($0.24) per share, for the fourth quarter of fiscal 2002. Reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table immediately following the non-GAAP Condensed Consolidated Statement of Operations below.

Total revenues for the fiscal year ended April 30, 2003 were $70.5 million, compared to total revenues of $77.8 million for the fiscal year ended April 30, 2002.

Net loss for the fiscal year ended April 30, 2003, on a GAAP basis, was $36.1 million, or ($0.75) per share, compared to a net loss of $34.5 million, or ($0.73) per share for the fiscal year ended April 30, 2002.

Non-GAAP net loss for fiscal year ended April 30, 2003 was $21.6 million, or ($0.45) per share, compared to a net loss of $26.6 million, or ($0.56) per share for the fiscal year ended April 30, 2002.

The company’s cash, cash equivalents, and short-term investments were $257.0 million at April 30, 2003. Days sales outstanding (DSO) at April 30, 2003 was 58 days.

Management Commentary

“Against the backdrop of a difficult economy and geopolitical turmoil, Agile continues to make progress financially and in the markets we serve,” said Bryan D. Stolle, Agile CEO. “Agile’s expanding suite of product lifecycle management (PLM) solutions, our track record of delivering customer value, and a strong leadership team continue to drive Agile’s performance. At the same time, we are making strategic use of our financial resources with targeted acquisitions that broaden and deepen our offerings, expand our presence in key categories and markets, and add talent to the team.”

Customer Wins and Expansions

During the quarter, the Company added 18 new customers. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: ArthroCare, B/E Aerospace, GlaxoSmithKline, InFocus Systems, Jabil Circuit, Inc, Logitech, Matsushita Corporation, Manufacturers Services Ltd. (MSL), Metaldyne, NEC Access Technica, Quanta Computers, and Sharp Communications Systems.

Acquisition

This quarter Agile completed the acquisition of ProductFactory Inc. of Maynard, Massachusetts. The acquisition enhances Agile’s program management offering, Program ExecutionSM.

Conference Call Details

Agile will discuss its fourth quarter and fiscal year-end results and management’s forward-looking guidance on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the conference call will be available on Agile’s website at www.agile.com under the “Investor Relations” section. You may access replays of the webcast for ninety days after the call at http://www.agile.com/investors. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations Department at (408) 975-3900.

About Agile Software

Agile Software Corporation (Nasdaq: AGIL) helps companies drive profits, accelerate innovation, collaborate with partners, and leverage intellectual property throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business

ResultsSM program, Agile helps companies get the most from their products. Boeing, Dell Computer, Flextronics International, GE Medical, Hitachi, Metaldyne, Microsoft, and QUALCOMM are among the 850+ customers in the High Tech, Life Sciences, Automotive, Aerospace and Defense, Consumer Products, and Industrial Products industries that have realized high impact results through their use of Agile’s PLM solutions. For more information, call 408-975-3900 or visit Agile at www.agile.com.

“Safe Harbor” Statement Under the 1995 Private Securities Litigation Reform Act:

This release includes forward-looking statements regarding Agile’s financial results, business outlook, market conditions, long-term prospects, customer base and product performance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to, continued declining economic conditions that could affect the overall demand for our software and services resulting in decreased revenues or lower revenue growth; cutbacks, reductions and delays by customers in purchases of our software; inability to satisfy our requirements under our Guaranteed Business Results program; problems in performance of our newly released products and delays and difficulties in introducing competitive new products and upgrades of products; lengthening sales cycles for our products; and an increased number of transactions closing at the end of our quarters. These and other risk factors and risks associated with our business are discussed in our quarterly and annual reports filed with the Securities and Exchange Commission, and are available online by link at our website at www.Agile.com or at the SEC at http://www.sec.gov.

Agile Software is a registered trademark and Agile, Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Program Execution, Agile Engineering and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. All other brand or product names are trademarks and trade names of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2003	2002	2003	2002
Revenues:
License	$8,907	$6,157	$30,699	$45,141
Professional services and maintenance	10,197	9,034	39,810	32,630

Total revenues	19,104	15,191	70,509	77,771

Cost of revenues:
License	886	584	2,790	3,107
Professional services and maintenance	4,364	3,403	18,151	13,921

Total cost of revenues	5,250	3,987	20,941	17,028

Gross profit	13,854	11,204	49,568	60,743

Operating expenses:
Sales and marketing	9,699	14,110	41,840	56,318
Research and development	5,580	8,484	26,357	33,491
General and administrative	1,724	1,961	6,927	7,386
Amortization of stock compensation	636	705	2,632	282
Acquired in-process technology	100	—	400	—
Amortization of goodwill and other intangible assets	—	189	—	756
Merger related benefit	—	—	—	(835)
Restructuring and other charges	—	6,257	7,836	6,257

Total operating expenses	17,739	31,706	85,992	103,655

Loss from operations	(3,885)	(20,502)	(36,424)	(42,912)

Interest and other income, net	1,037	1,878	4,900	10,158
Impairment of equity investments	—	—	(3,673)	(1,446)

Loss before income taxes	(2,848)	(18,624)	(35,197)	(34,200)
Provision for income taxes	194	100	934	343

Net loss	$(3,042)	$(18,724)	$(36,131)	$(34,543)

Net loss per share:
Basic and diluted	$(0.06)	$(0.39)	$(0.75)	$(0.73)

Weighted average shares	48,841	48,004	48,495	47,451

Agile Software Corporation

NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

See adjustments listed in table below which reconcile non-GAAP financial measure of net loss to GAAP financial measure of net loss

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2003	2002	2003	2002
Revenues:
License	$8,907	$6,157	$30,699	$45,141
Professional services and maintenance	10,197	9,034	39,810	32,630

Total revenues	19,104	15,191	70,509	77,771

Cost of revenues:
License	886	584	2,790	3,107
Professional services and maintenance	4,364	3,403	18,151	13,921

Total cost of revenues	5,250	3,987	20,941	17,028

Gross profit	13,854	11,204	49,568	60,743

Operating expenses:
Sales and marketing	9,699	14,110	41,840	56,318
Research and development	5,580	8,484	26,357	33,491
General and administrative	1,724	1,961	6,927	7,386

Total operating expenses	17,003	24,555	75,124	97,195

Loss from operations	(3,149)	(13,351)	(25,556)	(36,452)

Interest and other income, net	1,037	1,878	4,900	10,158

Loss before income taxes	(2,112)	(11,473)	(20,656)	(26,294)
Provision for income taxes	194	100	934	343

Net loss	$(2,306)	$(11,573)	$(21,590)	$(26,637)

Net loss per share:
Basic and diluted	$(0.05)	$(0.24)	$(0.45)	$(0.56)

Weighted average shares	48,841	48,004	48,495	47,451

The above non-GAAP net loss has been adjusted to eliminate the following:
Amortization of stock compensation	$636	$705	$2,632	$282
Amortization of goodwill and purchased intangible assets	—	189	—	756
Acquired in-process technology	100	—	400	—
Merger related benefit	—	—	—	(835)
Restructuring and other charges	—	6,257	7,836	6,257
Impairment of equity investments	—	—	3,673	1,446

	$736	$7,151	$14,541	$7,906

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(unaudited)

	April 30, 2003	April 30, 2002
ASSETS
Current assets:
Cash and cash equivalents	$154,852	$123,374
Short-term investments	102,115	162,175
Accounts receivable, net	12,061	6,538
Other current assets	6,295	8,052

Total current assets	275,323	300,139

Property and equipment, net	7,389	10,887
Other assets	8,238	8,038

	$290,950	$319,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$16,862	$19,233
Deferred revenue	15,280	13,200

Total current liabilities	32,142	32,433

Accrued restructuring, non-current	2,562	—

	34,704	32,433

Total stockholders equity	256,246	286,631

	$290,950	$319,064